UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2007 (November 1, 2007)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                 Completion of Acquisition or Disposition of Assets.

On November 1, 2007, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired entities owning a 40-story office building containing approximately 750,000 square feet (“200 South Wacker”) and a 39-story office building containing approximately 1.0 million square feet (“One Financial Place”) by fee simple interests and two 21-story office buildings containing approximately 1.4 million aggregate square feet (“10/120 South Riverside”) by long-term ground leases, each located in Chicago, Illinois (collectively, the “Chicago Properties”).  We acquired the Chicago Properties through acquisition of all of the common stock of BCSP IV Illinois Properties Business Trust, OFP Illinois Business Trust and 10/120 South Riverside Illinois Business Trust, respectively (collectively, the “Trusts”) by Behringer Harvard 10/120 South Riverside Plaza, LLC, Behringer Harvard 200 South Wacker Drive, LLC and Behringer Harvard One Financial Plaza Chicago, LLC, each wholly-owned subsidiaries of Behringer Harvard Operating Partnership I LP, our operating partnership.  The total contract purchase price for the Chicago Properties, exclusive of closing costs and initial escrows, was approximately $832.5 million, a portion of which was paid assuming indebtedness secured by the Chicago Properties.  The stock purchase and sale agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 disclosure by reference.  For a description of the loan assumptions, see Item 2.03 below.

The purchase price for the transaction was determined through negotiations between the Chicago Properties’ seller, BCSP IV U.S. Investments, L.P., an unaffiliated third party (the “Seller”), and Behringer Advisors LP, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction.  In evaluating the Chicago Properties as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less actual operating expenses at the Chicago Properties), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our advisor believes the Chicago Properties are well located, have acceptable roadway access, attract high-quality tenants, are well maintained and adequately insured and have been professionally managed.  We do not intend to make significant repairs or improvements to the Chicago Properties over the next few years.

200 South Wacker is approximately 81% occupied.  The major tenant, The Boston Consulting Group, an international strategy and general management consulting firm, leases approximately 89,000 square feet of 200 South Wacker, for an annual rent of approximately $2.0 million under a lease that expires in January 2010 with no remaining renewal options available.

One Financial Place is approximately 91% occupied and includes the following major tenants: Goldman Sachs, Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Chicago Stock Exchange.

Goldman Sachs, a global investment banking, securities and investment management firm, leases approximately 163,000 square feet of One Financial Place for an annual rent of approximately $3.8 million under a lease that expires in April 2011 with two five-year renewal options available.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, a brokerage firm and investment bank, leases approximately 141,000 square feet of One Financial Place for an annual rent of approximately $2.3 million under a lease that expires in January 2014 with two five-year renewal options available.

The Chicago Stock Exchange, a national securities exchange, leases approximately 112,000 square feet of One Financial Place for an annual rent of approximately $2.7 million under a lease that expires in June 2015 with two five-year renewal options available.

10/120 South Riverside is approximately 97% occupied.  The major tenant, CDW Corporation, a provider of technology solutions for business, government and education customers, leases approximately 216,000 square feet of 10/120 South Riverside for an annual rent of approximately $3.0 million under a lease expiring in May 2021, with two five-year renewal options available.

HPT Management Services LP (the “Chicago Properties Property Manager”), an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Chicago Properties.  Among other things, the Chicago Properties Property Manager has the authority to negotiate and enter into leases of the Chicago Properties on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses.  The Chicago Properties Property Manager has subcontracted certain of its on-site management services for One Financial Plaza and 10/120 South Riverside to Jones Lang LaSalle and for 200 South Wacker to The John Buck Company.

As compensation for its services, the Chicago Properties Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and personnel costs and compensation consisting of (1) a property management fee equal to 3% of the monthly gross revenues from each of the Chicago Properties and (2) an annual asset management fee equal to 0.6% of the asset value.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

We assumed, through our operating partnership, total borrowings of approximately $509.1 million on November 1, 2007, under three loan agreements (the “Beacon Loan Agreements”), in association with the acquisition of the Chicago Properties.

In connection with our acquisition of 200 South Wacker, we assumed approximately $95.5 million under a loan agreement with Lehman Brothers Bank FSB.  The interest rate under the loan is fixed at 5.525% per annum.  Monthly payments of interest only are required until the maturity date February 11, 2011, when the full principal balance is due.  Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.  200 South Wacker is held as collateral for this loan.

In connection with our acquisition of 10/120 South Riverside, we assumed approximately $225.0 million under a loan agreement with Merrill Lynch Mortgage Lending, Inc.  The interest rate under the loan is fixed at 6.05% per annum.  Monthly payments of interest only are required until the maturity date November 1, 2011, when the full principal balance is due.  Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.  10/120 South Riverside is held as collateral for this loan.

In connection with our acquisition of One Financial Place, we assumed approximately $188.6 million under a loan agreement with Wachovia Bank, National Association.  The interest rate under the loan is fixed at 6.1212% per annum.  Monthly payments of interest only are required until the maturity date August 11, 2011, when the full principal balance is due.  Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.  One Financial Place is held as collateral for this loan.

The loan agreements, associated promissory notes and consents to assumption have been filed as Exhibit 10.2 through 10.7 and Exhibit 10.11 through 10.13 to this Current Report on Form 8-K and are incorporated in this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the borrowings under the Beacon Loan Agreements in the event that, among other things, (1) the initial borrowers file voluntary petitions under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrowers under the Beacon Loan Agreements under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of the initial borrowers or any of their affiliates.  The guarantees of recourse obligations and associated consents to assumption that change the named guarantor, have been filed as Exhibit 10.8 through 10.10 to this Current Report on Form 8-K and are incorporated in this Item 2.03 disclosure by reference.

Item 9.01               Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired.

             Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before January 17, 2008, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)         Pro Forma Financial Information.

             See paragraph (a) above.

(d)         Exhibits.

             The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: November 7, 2007	By:	/s/ Gary Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1(a)	Stock Purchase and Sale Agreement between BCSP IV U.S. Investments, L.P. and Behringer Harvard Operating Partnership I, LP, dated August 15, 2007
10.1(b)	Amendment to Stock Purchase and Sale Agreement, dated October 30, 2007
10.2	Loan Agreement between 200 South Wacker Property LLC and Lehman Brothers Bank FSB, dated January 30, 2006
10.3	Loan Agreement between 10/120 South Riverside Fee LLC and 10/120 South Riverside Property LLC and Merrill Lynch Mortgage Lending, Inc., dated October 3, 2006
10.4	Mortgage, Security Agreement, Assignment of Rents and Fixture Filing by One Financial Place Property LLC, as borrower in favor of Wachovia Bank, National Association, dated July 13, 2006
10.5	Promissory Note made between 200 South Wacker Property LLC and Lehman Brothers Bank FSB, dated January 30, 2006
10.6(a)	Promissory Note A between 10/120 South Riverside Fee LLC and 10/120 South Riverside Property LLC and Merrill Lynch Mortgage Lending, Inc., dated October 3, 2006
10.6(b)	Promissory Note B between 10/120 South Riverside Fee LLC and 10/120 South Riverside Property LLC and Merrill Lynch Mortgage Lending, Inc., dated October 3, 2006
10.7(a)	Promissory Note A between by One Financial Place Property LLC and Wachovia Bank, National Association, dated July 13, 2006
10.7(b)	Promissory Note B between by One Financial Place Property LLC and Wachovia Bank, National Association, dated July 13, 2006
10.8	Guaranty of Recourse Obligations by Beacon Capital Strategic Partners IV, L.P., for the benefit of Lehman Brothers Bank FSB, dated January 30, 2006
10.9	Guaranty of Recourse Obligations by Beacon Capital Strategic Partners IV, L.P., for the benefit of Merrill Lynch Mortgage Lending, Inc., dated October 3, 2006
10.10	Guaranty by Beacon Capital Strategic Partners IV, L.P., for the benefit of Wachovia Bank, National Association, dated July 13, 2006
10.11

Reaffirmation, Consent to Transfer, Substitution of Indemnitor and Modification of Loan Documents by and among 200 South Wacker Property, LLC, Beacon Capital Strategic Partners IV, L.P., BCSP IV U.S. Investments, L.P., Behringer Harvard 200 South Wacker Drive, LLC and Behringer Harvard REIT I, Inc., and LaSalle Bank National Association as Trustee under that certain Pooling and Servicing Agreement dated as of March 13, 2006, for the Registered Holders of LB-UBS Commercial Mortgage Trust 2006-C3, Commercial Mortgage Pass-Through Certificates, Series 2006-C3, dated November 1, 2007

10.12

Consent Agreement by and between LaSalle Bank National Association, as Trustee for the Registered Holders of ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4, 10/120 South Riverside Fee LLC and 10/120 South Riverside Property LLC, dated November 1, 2007

10.13

Reaffirmation, Consent to Transfer, Substitution of Indemnitor and Modification of Loan Documents by and among One Financial Place Property, LLC, Beacon Capital Strategic Partners IV, L.P., BCSP IV U.S. Investments, L.P., Behringer Harvard One Financial Plaza Chicago, LLC and Behringer Harvard REIT I, Inc., and Wells Fargo Bank N.A. as Trustee under that certain Pooling and Servicing Agreement dated as of August 1,2006, for the Registered Holders of Wachovia Bank National Association, Wachovia Securities, Commercial Real Estate Services, dated November 1, 2007